UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 10, 2012
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450
Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01:     Other Events

In connection with the previously announced special meeting of shareholders of Versant Corporation (“ Versant”) to be held on December 20, 2012 to vote upon a proposal to approve Versant's proposed merger with a subsidiary of Actian Corporation (the “special meeting”), on December 10, 2012, Versant emailed to its employees basic information on how employee shareholders would receive proxy materials for the special meeting and by what methods they could vote their shares at the special meeting. A copy of this communication is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1
Communication to Versant Corporation employees on December 10, 2012 outlining how employee shareholders would receive proxy materials for Versant Corporations's scheduled December 20, 2012 special shareholders meeting and methods by which they can vote their shares at such special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 10, 2012
By: /s/ Jerry Wong______________________
Jerry Wong, Chief Financial Officer